EXHIBIT 99.1
Lennox International Reports Solid Second Quarter 2007 Results
•	Diluted earnings per share, adjusted, of $0.87; GAAP of $0.85

•	Three of the four business segments exceed expectations

•	Residential markets soft for remainder of the year; revised full year outlook

•	Lennox International to open new manufacturing operation in Mexico

•	Announced new $500 million share repurchase plan; to be completed by end of 3Q08
DALLAS, July 25 — Lennox International Inc. (NYSE: LII) today reported solid financial results for the second quarter of 2007.
Revenue for the second quarter was $1,042 million, up 3% year over year. Reported diluted earnings per share on an adjusted basis, a non-GAAP measure, were $0.87 versus $0.77 in the year ago quarter. Diluted earnings per share on a GAAP basis were $0.85 compared to $0.91 in the year ago quarter.
“We had a solid quarter, with adjusted diluted earnings per share up 13% over last year,” said Todd Bluedorn, LII CEO. “Three of our four businesses had both strong top and bottom line growth, exceeding our expectations. Through a continued focus on cost discipline, our residential business performed well operationally despite being adversely impacted by the weak housing market and cooler weather.
“We expect continued good performance in the back half of the year from our Commercial, Refrigeration, and Service Experts businesses, but we expect softness in the residential market to last longer than we anticipated. As a result, we are taking appropriate actions to adjust our full year GAAP guidance downward from $2.50 — $2.60, to $2.40 to $2.50, or growth of 6% to 11% when compared with 2006 GAAP earnings of $2.26.”
(Note: See attached schedules for full financial details, reconciliations of non-GAAP financial measures, and a description of adjusting items.)
FINANCIAL HIGHLIGHTS
Revenue: Second quarter revenue was $1,042 million, an increase of 3% from $1,013 million in the year ago quarter.
Gross Profit: Gross profit for the second quarter 2007 was $289 million compared to $270 million in the year ago quarter, year over year growth of 7%.
Net Income: For the second quarter of 2007, adjusted net income was $62 million, or $0.87 diluted earnings per share, compared to $58 million, or $0.77 diluted earnings per share in the second quarter of 2006. On a GAAP basis, second quarter of 2007 net income was $60 million, or $0.85 diluted earnings per share, compared to $68 million, or $0.91 diluted earnings per share in the year ago quarter.

Excluded from adjusted net income for the second quarter of 2007 are net adjustments of $2 million (after tax), which includes $4 million from the elimination of an executive position, $1 million from the completion of the facility consolidation in South Carolina and a ($3) million income tax benefit from a change in estimated gain from prior year.
Free Cash Flow and Total Debt: Cash generated from operations was $70 million and the company invested $15 million in capital expenditures, resulting in free cash flow of $55 million for the second quarter of 2007. Total debt as of June 30, 2007 was $178 million resulting in a total debt-to-capital ratio of 17%. During the quarter, the company purchased 850,000 shares of LII stock using $29 million of cash.
The company is committed to improving shareholder returns through a balanced and disciplined approach to investing cash. LII today announced its board of directors has approved a new share repurchase plan for $500 million to be completed by the end of third quarter 2008. Based on the closing price on July 24, 2007, a $500 million repurchase would represent over 20% of the company’s market capitalization. (See company release dated July 25, 2007, “Lennox International announces new $500 million share repurchase plan; to be completed by the end of third quarter 2008”)
BUSINESS SEGMENT HIGHLIGHTS
Residential Heating and Cooling
Second quarter 2007 revenue from the Residential Heating and Cooling business segment was $498 million, a decrease of 8% from $543 million in the year ago quarter. Segment profit was $60 million resulting in a segment profit margin of 12%, compared to $73 million and a segment profit margin of 13% in the year ago quarter. These results reflect the softness in the residential new construction market and unseasonable weather. In particular, the Hearth Products business is more exposed to residential new construction and was disproportionately impacted. Cost reduction initiatives resulted in lower SG&A and other operating expenses.
The company recently announced plans to open a new 300,000 sq. ft. low cost operation in Saltillo, Mexico to manufacture some of its residential heating and cooling products. The projected capital commitment is approximately $45 million over three years and is expected to lead to cost reductions of over $13 million by 2009, increasing to over $20 million per annum by 2010. (See press release dated July 20, 2007, “Lennox International opens new manufacturing operation in Mexico”)
Commercial Heating and Cooling
The Commercial Heating and Cooling business segment had strong year over year revenue growth of 24%, from $188 million for the second quarter of 2006 to $233 million for the second quarter of 2007. Segment profit grew 56% to $30 million for the second quarter of 2007 from $19 million for the year ago quarter. Second quarter 2007 segment profit margin increased 300 bps to 13% from 10% for the year ago quarter. Year over year growth was fueled by increased demand in international markets, a favorable product mix shift in North America, and benefits realized from certain cost saving.
Service Experts
Revenue in the Service Experts business segment increased $6 million, or 4%, to $184 million for the second quarter 2007 from $178 million for the year ago quarter. Segment profit increased to $13 million for the second quarter of 2007 from $9 million for the second quarter of 2006. Segment profit margin increased 200 bps to 7% for the second quarter of 2007 from 5% for the second quarter of 2006. The improvement in revenue and segment profit was primarily driven by a change in product mix, an increase in sales volumes, and cost reduction efforts.
Refrigeration
Revenue in the Refrigeration business segment grew 16% to $151 million from $131 million for the second quarter of 2007 compared to the second quarter of 2006. Sales improved across the segment from a combination of increased unit volumes and price. Favorable market conditions in Australia and Europe, along with market growth in South America, provided for increased unit volumes. Segment profit increased to $16 million from $14 million in the year ago quarter. Segment profit margin remained relatively flat at 11%. While the Refrigeration business segment decreased expenses as a result of cost saving initiatives, the business segment incurred incremental expenses associated with expanding international operations, including strategic growth initiatives in Asia.
FULL YEAR OUTLOOK
Revised Guidance: Revenue growth range of 2% to 4%. Full year, diluted GAAP earnings per share of $2.40 to $2.50.
Previous Guidance: Revenue growth range of 6% to 8%. Full year, diluted GAAP earnings per share of $2.50 to $2.60.
CONFERENCE CALL INFORMATION
A conference call to discuss the company’s second quarter results will be held this morning at 9:30 a.m. (CDT). To listen, please call the conference call line at 612-332-0335 ten minutes prior to the scheduled start time and use reservation number 880641. This conference call will also be webcast on Lennox International’s web site at http://www.lennoxinternational.com.
If you are unable to participate in this conference call, a replay will be available from 2:45 p.m. (Central) July 25, 2007 through August 1, 2007 by dialing 800-475-6701 (USA) or 320-365-3844 (International) using access code 880641. This call will also be archived on the company’s web site.

Lennox International Inc. is a global leader in the heating, air conditioning, and refrigeration markets. Lennox International stock is traded on the New York Stock Exchange under the symbol “LII.” Additional information is available at: http://www.lennoxinternational.com or by contacting Karen Fugate, vice president, investor relations, at 972-497-6670.
This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to numerous risks and uncertainties including the impact of higher raw material prices, LII’s ability to implement price increases for its products and services, and the impact of unfavorable weather and a decline in new construction activity on the demand for products and services that could cause actual results to differ materially from such statements. For information concerning these risks and uncertainties, see LII’s publicly available filings with the Securities and Exchange Commission. LII disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

LENNOX INTERNATIONAL INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
For the Three Months and Six Months Ended June 30, 2007 and 2006
(Unaudited, in millions, except per share data)

	For the		For the
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006
NET SALES	$1,041.8	$1,012.9	$1,833.3	$1,821.4
COST OF GOODS SOLD	752.7	742.6	1,339.6	1,342.0

Gross profit	289.1	270.3	493.7	479.4
OPERATING EXPENSES:
Selling, general and administrative expenses	197.3	201.2	388.4	389.1
(Gains), losses and other expenses, net	(3.3)	(27.2)	(4.0)	(44.3)
Restructuring charges	7.6	2.3	9.9	8.6
Equity in earnings of unconsolidated affiliates	(3.5)	(2.9)	(6.2)	(5.0)

Operational income	91.0	96.9	105.6	131.0
INTEREST EXPENSE, net	2.0	1.8	2.9	2.4
OTHER EXPENSE (INCOME), NET	0.1	—	0.1	—

Income before income taxes	88.9	95.1	102.6	128.6
PROVISION FOR INCOME TAXES	28.6	26.8	33.7	39.3

Net income	$60.3	$68.3	$68.9	$89.3

NET INCOME PER SHARE:
Basic	$0.89	$0.96	$1.02	$1.25
Diluted	$0.85	$0.91	$0.97	$1.18
AVERAGE SHARES OUTSTANDING:
Basic	68.0	71.5	67.7	71.4
Diluted	71.2	75.2	71.1	75.4
CASH DIVIDENDS DECLARED PER SHARE	$0.13	$0.11	$0.26	$0.22

LENNOX INTERNATIONAL INC. AND SUBSIDIARIES
SEGMENT REVENUES AND OPERATING PROFIT
For the Three Months and Six Months Ended June 30, 2007 and 2006
(Unaudited, in millions)

	For the		For the
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006
Net Sales
Residential Heating & Cooling	$497.9	$542.5	$859.1	$961.8
Commercial Heating & Cooling	232.8	187.8	395.5	326.1
Service Experts	184.2	177.8	328.0	318.8
Refrigeration	151.3	130.8	292.5	257.3
Eliminations (A)	(24.4)	(26.0)	(41.8)	(42.6)

	$1,041.8	$1,012.9	$1,833.3	$1,821.4

Segment Profit (Loss) (B)
Residential Heating & Cooling	$59.6	$73.0	$79.5	$115.2
Commercial Heating & Cooling	30.2	19.3	38.8	27.5
Service Experts	13.0	9.2	9.2	2.7
Refrigeration	16.3	14.3	28.8	26.3
Corporate and other	(20.1)	(20.5)	(40.7)	(45.1)
Eliminations (A)	—	(0.4)	(0.2)	(0.3)

Subtotal that includes segment profit and eliminations	99.0	94.9	115.4	126.3
Reconciliation to income before income taxes:
(Gains), losses and other expenses, net	(3.3)	(27.2)	(4.0)	(44.3)
Restructuring charges	7.6	2.3	9.9	8.6
Interest expense, net	2.0	1.8	2.9	2.4
Other expense (income), net	0.1	—	0.1	—
Less: Realized gains on settled futures contracts not designated as cash flow hedges (C)	1.2	22.9	1.7	32.0
Less: Foreign currency exchange gains (losses) (C)	2.5	—	2.2	(1.0)

	$88.9	$95.1	$102.6	$128.6

(A)	Eliminations consist of intercompany sales between business segments, such as products sold to Service Experts by the Residential Heating & Cooling segment.

(B)	The Company defines segment profit (loss) as a segment’s income (loss) from continuing operations before income taxes included in the accompanying Consolidated Statements of Operations; excluding (gains), losses and other expenses, net; restructuring charges; goodwill impairment; interest expense, net; and other expense (income), net; less (plus) realized gains (losses) on settled futures contracts not designated as cash flow hedges and foreign currency exchange gains (losses).

(C)	Realized gains (losses) on settled futures contracts not designated as cash flow hedges and foreign currency gains (losses) are a component of (Gains), Losses and Other Expenses, net in the accompanying Consolidated Statements of Operations.

LENNOX INTERNATIONAL INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
As of June 30, 2007 and December 31, 2006
(In millions, except share and per share data)

	June 30,	December 31,
	2007	2006
	(unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$120.1	$144.3
Short-term investments	23.9	—
Accounts and notes receivable, net	637.2	502.6
Inventories	377.9	305.5
Deferred income taxes	20.2	22.2
Other assets	52.4	43.8

Total current assets	1,231.7	1,018.4
PROPERTY, PLANT AND EQUIPMENT, net	294.7	288.2
GOODWILL, net	252.3	239.8
DEFERRED INCOME TAXES	105.8	104.3
OTHER ASSETS	76.3	69.1

TOTAL ASSETS	$1,960.8	$1,719.8

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Short-term debt	$5.0	$1.0
Current maturities of long-term debt	11.3	11.4
Accounts payable	381.0	278.6
Accrued expenses	314.5	326.3
Income taxes payable	15.2	33.8

Total current liabilities	727.0	651.1
LONG-TERM DEBT	161.8	96.8
POSTRETIREMENT BENEFITS, OTHER THAN PENSIONS	12.3	12.9
PENSIONS	51.3	49.6
OTHER LIABILITIES	117.2	105.0

Total liabilities	1,069.6	915.4
COMMITMENTS AND CONTINGENCIES STOCKHOLDERS’ EQUITY:
Preferred stock, $.01 par value, 25,000,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $.01 par value, 200,000,000 shares authorized, 78,797,443 shares and 76,974,791 shares issued for 2007 and 2006, respectively	0.8	0.8
Additional paid-in capital	747.7	706.6
Retained earnings	365.0	312.5
Accumulated other comprehensive income (loss)	33.7	(5.1)
Treasury stock, at cost, 11,142,647 shares and 9,818,904 for 2007 and 2006, respectively	(256.0)	(210.4)

Total stockholders’ equity	891.2	804.4

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,960.8	$1,719.8

LENNOX INTERNATIONAL INC. AND SUBSIDIARIES
Reconciliation to U.S. GAAP (Generally Accepted Accounting Principles) Measures
(Unaudited, in millions, except per share and ratio data)
Reconciliation of Net Income to Adjusted Net Income

	For the Three Months Ended June 30, 2007
		Net Change in
		Unrealized Losses on		Change in Estimated
		Open Futures Contracts	Restructuring	Tax Gain from Prior
	As Reported	and Other Items, Net	Charges	Year	As Adjusted
NET SALES	$1,041.8	$—	$—	$—	$1,041.8
COST OF GOODS SOLD	752.7	—	—	—	752.7

Gross profit	289.1	—	—	—	289.1
OPERATING EXPENSES: Selling, general and administrative expenses	197.3	—	—	—	197.3
(Gains), losses and other expenses, net[1]	(3.3)	(0.4)	—	—	(3.7)
Restructuring charges	7.6	—	(7.6)	—	—
Equity in earnings of unconsolidated affiliates	(3.5)	—	—	—	(3.5)

Operational income	91.0	0.4	7.6	—	99.0
INTEREST EXPENSE, net	2.0	—	—	—	2.0
OTHER EXPENSE (INCOME), NET	0.1	—	—	—	0.1

Income before income taxes	88.9	0.4	7.6	—	96.9
PROVISION FOR INCOME TAXES	28.6	0.1	2.8	3.2	34.7

Net income (loss)	$60.3	$0.3	$4.8	$(3.2)	$62.2

NET INCOME (LOSS) PER SHARE — DILUTED	$0.85	$—	$0.07	$(0.05)	$0.87

Note: Management uses adjusted net income, which is not defined by U.S. GAAP, to measure the Company’s operating performance and to analyze year-over-year changes in operating income with and without the effects of certain (gains), losses and other expenses, net, restructuring charges, and certain income tax items. Management believes that excluding these effects is helpful in assessing the overall performance of the Company.
1(Gains), losses and other expenses, net include the following:

	For the Three Months Ended June 30, 2007
		Tax (Benefit)	After-tax (Gain)
	Pre-tax (Gain) Loss	Provision	Loss
Realized gains on settled futures contracts	$(1.2)	$0.5	$(0.7)
Net change in unrealized losses on open futures contracts	0.3	(0.1)	0.2
Foreign currency exchange gain	(2.5)	0.8	(1.7)
Other items, net	0.1	—	0.1

(Gains), losses and other expenses, net	$(3.3)	$1.2	$(2.1)

	For the Three Months Ended June 30, 2006
		Net Change in		Reversal of
		Unrealized Gains on		Valuation Allowance
		Open Futures	Restructuring	for Deferred Tax
	As Reported	Contracts	Charges	Assets, Net	As Adjusted
NET SALES	$1,012.9	$—	$—	$—	$1,012.9
COST OF GOODS SOLD	742.6	—	—	—	742.6

Gross profit	270.3	—	—	—	270.3
OPERATING EXPENSES: Selling, general and administrative expenses	201.2	—	—	—	201.2
(Gains), losses and other expenses, net[2]	(27.2)	4.3	—	—	(22.9)
Restructuring charges	2.3	—	(2.3)	—	—
Equity in earnings of unconsolidated affiliates	(2.9)	—	—	—	(2.9)

Operational income (loss)	96.9	(4.3)	2.3	—	94.9
INTEREST EXPENSE, net	1.8	—	—	—	1.8

Income (loss) before income taxes	95.1	(4.3)	2.3	—	93.1
PROVISION FOR (BENEFIT FROM) INCOME TAXES	26.8	(1.7)	0.8	9.1	35.0

Net income (loss)	$68.3	$(2.6)	$1.5	$(9.1)	$58.1

NET INCOME (LOSS) PER SHARE — DILUTED	$0.91	$(0.04)	$0.02	$(0.12)	$0.77

2(Gains), losses and other expenses, net include the following:

	For the Three Months Ended June 30, 2006
		Tax
	Pre-tax Gain	Provision	After-tax Gain
Realized gains on settled futures contracts	$(22.9)	$8.6	$(14.3)
Net change in unrealized gains on open futures contracts	(4.3)	1.7	(2.6)

(Gains), losses and other expenses, net	$(27.2)	$10.3	$(16.9)

	For the Six Months Ended June 30, 2007
		Net Change in
		Unrealized Gains on		Change in Estimated
		Open Futures Contracts	Restructuring	Tax Gain from Prior
	As Reported	and Other Items, Net	Charges	Year	As Adjusted
NET SALES	$1,833.3	$—	$—	$—	$1,833.3
COST OF GOODS SOLD	1,339.6	—	—	—	1,339.6

Gross profit	493.7	—	—	—	493.7
OPERATING EXPENSES: Selling, general and administrative expenses	388.4	—	—	—	388.4
(Gains), losses and other expenses, net[3]	(4.0)	0.1	—	—	(3.9)
Restructuring charges	9.9	—	(9.9)	—	—
Equity in earnings of unconsolidated affiliates	(6.2)	—	—	—	(6.2)

Operational income (loss)	105.6	(0.1)	9.9	—	115.4
INTEREST EXPENSE, net	2.9	—	—	—	2.9
OTHER EXPENSE (INCOME), NET	0.1	—	—	—	0.1

Income (loss) before income taxes	102.6	(0.1)	9.9	—	112.4
PROVISION FOR INCOME TAXES	33.7	—	3.6	3.2	40.5

Net income (loss)	$68.9	$(0.1)	$6.3	$(3.2)	$71.9

NET INCOME (LOSS) PER SHARE — DILUTED	$0.97	$—	$0.09	$(0.05)	$1.01

3(Gains), losses and other expenses, net include the following:

	For the Six Months Ended June 30, 2007
		Tax	After-tax (Gain)
	Pre-tax (Gain) Loss	Provision	Loss
Realized gains on settled futures contracts	$(1.7)	$0.6	$(1.1)
Net change in unrealized gains on open futures contracts	(0.3)	0.1	(0.2)
Foreign currency exchange gain	(2.2)	0.8	(1.4)
Other items, net	0.2	(0.1)	0.1

(Gains), losses and other expenses, net	$(4.0)	$1.4	$(2.6)

	For the Six Months Ended June 30, 2006
		Net Change in		Reversal of
		Unrealized Gains on		Valuation Allowance
		Open Futures	Restructuring	for Deferred Tax
	As Reported	Contracts	Charges	Assets, Net	As Adjusted
NET SALES	$1,821.4	$—	$—	$—	$1,821.4
COST OF GOODS SOLD	1,342.0	—	—	—	1,342.0

Gross profit	479.4	—	—	—	479.4
OPERATING EXPENSES: Selling, general and administrative expenses	389.1	—	—	—	389.1
(Gains), losses and other expenses, net[4]	(44.3)	13.2	—	—	(31.1)
Restructuring charges	8.6	—	(8.6)	—	—
Equity in earnings of unconsolidated affiliates	(5.0)	—	—	—	(5.0)

Operational income (loss)	131.0	(13.2)	8.6	—	126.4
INTEREST EXPENSE, net	2.4	—	—	—	2.4

Income (loss) before income taxes	128.6	(13.2)	8.6	—	124.0
PROVISION FOR (BENEFIT FROM) INCOME TAXES	39.3	(4.9)	3.0	9.1	46.5

Net income (loss)	$89.3	$(8.3)	$5.6	$(9.1)	$77.5

NET INCOME (LOSS) PER SHARE — DILUTED	$1.18	$(0.10)	$0.07	$(0.12)	$1.03

4(Gains), losses and other expenses, net include the following:

	For the Six Months Ended June 30, 2006
		Tax (Benefit)	After-tax (Gain)
	Pre-tax (Gain) Loss	Provision	Loss
Realized gains on settled futures contracts	$(32.1)	$12.0	$(20.1)
Net change in unrealized gains on open futures contracts	(13.2)	4.9	(8.3)
Foreign currency exchange loss	1.0	(0.3)	0.7

(Gains), losses and other expenses, net	$(44.3)	$16.6	$(27.7)

Free Cash Flow

	For the Three Months	For the Six Months
	Ended	Ended
	June 30, 2007	June 30, 2007
Net cash provided by (used in) operating activities	$69.8	$(5.3)
Purchase of property, plant and equipment	(15.1)	(25.0)

Free cash flow	$54.7	$(30.3)

Operational Working Capital

		June 30,		June 30,
		2007		2006
	June 30,	Trailing	June 30,	Trailing
	2007	12 Mo. Avg.	2006	12 Mo. Avg.
Accounts and Notes Receivable, Net	$637.2		$611.0
Allowance for Doubtful Accounts	18.4		18.4

Accounts and Notes Receivable, Gross	655.6	$570.2	629.4	$552.4
Inventories	377.9		348.4
Excess of current Cost Over Last-in, First-out	73.9		58.7

Inventories as Adjusted	451.8	430.6	407.1	351.8
Accounts Payable	(381.0)	(341.6)	(353.3)	(323.1)

Operating Working Capital (a)	726.4	659.2	683.2	581.1

Net Sales, Trailing Twelve Months (b)	3,727.3	3,727.3	3,641.1	3,641.1

Operational Working Capital Ratio (a/b)	19.5%	17.7%	18.8%	16.0%

Note: Management uses free cash flow and operational working capital, which are not defined by U.S. GAAP, to measure the Company’s operating performance. Free cash flow and operational working capital are also two of several measures used to determine incentive compensation for certain employees.